                                                                    EXHIBIT 99.1






Contact: Stephen P. Todd - Interim Chief Financial Officer - 508-347-4222


             GALILEO CORP. REPORTS FISCAL YEAR 1998 RESULTS, FOURTH

                     QUARTER RESULTS AND OTHER DEVELOPMENTS



      STURBRIDGE, MA, DECEMBER 22, 1998 - Galileo Corporation (Nasdaq National
Market: GAEO) today reported results for its fourth quarter and for the fiscal year ended September 30, 1998.

      For the fiscal year ended September 30, 1998, sales were $44.3 million versus $34.1 million for the previous fiscal year, an increase of 29.9%. The loss for the year amounted to $12.6 million, or $1.65 per share. The results for the year were impacted by one-time charges of $5.0 million, or $0.66 per share, for costs to reduce the carrying values of certain equipment and inventories to fair market value related to the previously announced termination of the Medical Endoscope Products business and a reduction of certain receivables to net realizable value. For fiscal year 1997, the Company incurred a loss of $11.2 million, or $1.63 per share. The fiscal year 1997 results included restructuring charges totaling $9.1 million for the reduction in carrying value of certain long-lived assets and reorganization costs.

      For the fourth quarter, revenues were $11.8 million versus $8.2 million in the fourth quarter of the previous fiscal year, an increase of 44.0%. The Company incurred a loss of $7.4 million, or $0.91 per share, which compares to a loss of $1.1 million, or $0.16 per share for the same period in fiscal year 1997. During the fourth quarter, the Company recorded one-time charges of $4.4 million, or $0.55 per share, for costs to reduce the carrying values of certain equipment and inventories to fair market value related to the previously announced termination of its Medical Endoscope Products business, and a benefit of $0.4 million, or $0.05 per share, from recovery of previously written-off accounts receivable.

      The Company is in violation of covenants under its bank loan agreement, and the bank has the right to accelerate the loan. The Company is attempting to negotiate revised financial covenants with the bank. However, there can be no assurance that a revised agreement can be reached. As a result of the default under the bank loan agreement and continuing losses, the Company's auditors have indicated that their report on the Company's fiscal year 1998 will include a going-concern qualification.

      The Company also announced the signing of an agreement with an investment entity formed by the principals of Andlinger & Company, Inc. under which that entity will purchase for $6.0 million in a private transaction 2,000,000 shares of the Company's common stock, together with warrants for an additional 2,000,000 shares. The warrants are exercisable for a period of 7 1/2 years at a price of $1.50 per share, subject to antidilution adjustment. At December 15, 1998, the Company had 8,071,250 shares of common stock outstanding. Consummation of the transaction is subject to a number of conditions, including obtaining waivers and amendments under the Company's bank loan agreements and the issuance of a waiver by The Nasdaq Stock Market of the requirement for shareholder approval of the transaction. Following completion of the sale, the Company's board of directors would be enlarged to seven members, of which three would be designated by the purchaser including the Chairman. In addition, certain specified transactions, such as mergers, acquisitions, divestitures and financings, would require the consent of five directors. Prior to entering into this transaction, the Company's board of directors received an opinion from its financial advisor, Needham & Company, Inc., as to the fairness from a financial point of view of the consideration to be received by the Company in the investment. Andlinger & Company is a twenty-year old private investment company with offices in Tarrytown, New York, Brussels, Belgium and Vienna, Austria.

      As a result of continuing losses in some of its businesses, the Company announced in the first quarter of fiscal year 1999, ending December 31, 1998, that it had implemented further cost reduction measures, consisting principally of reductions in staffing at its Sturbridge, Massachusetts facility. Additionally, the Company terminated operations of its Telecommunications business and is seeking buyers for this business. The Company anticipates continuing operating losses through the first quarter of fiscal year 1999, which losses include a charge for the reduction of carrying values of certain long-lived assets of $1.6 million, or $0.20 per share, and severance and other consolidation costs of $1.4 million, or $0.17 per share.

      W. Kip Speyer, President and Chief Executive Officer, commented, "Management is very enthusiastic about the new investment. This capital infusion will allow management to focus on strategic growth and profitability. The Company's aggressive reduction of overhead costs and our renewed focus on our customers should lead the Company to improved future results." He continued, "Optical Filter Corporation, the Company's acquisition earlier this year, has contributed positive cash flow throughout the year, and the Company's women's health products revenues continue to grow. If all conditions are met so as to allow this investment to close, we anticipate that Galileo will reemerge as a profitable company."

      Galileo, along with its wholly owned subsidiary, Optical Filter Corporation, develops, manufactures and markets products based on its core optical and photonic technologies for applications in medical products and instruments, analytical instruments and office equipment. Leisegang Medical, Inc., a wholly-owned subsidiary, develops, manufactures, and markets women's health-related medical products. Please visit our web sites at www.galileocorp.com, www.ofccorp.com and www.leisegang.com for additional information.

      This press release contains forward-looking statements which are subject to the inherent uncertainties in predicting future results and conditions, such as comments regarding future financial performance and growth opportunities. Certain factors that could cause actual results to differ materially from those projected include the following: satisfaction of conditions to the closing of the new investment, some of which are beyond the control of the Company; satisfactory restructuring or refinancing of the Company's bank loans; the Company's ability to remain in compliance with the restructured covenants, if so received and the ability of the Company to obtain adequate supplies of materials and services from vendors and to successfully market its products to customers in light of the Company's impaired liquidity. Other factors affecting the Company's business are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.



                       (Financial Information Follows)

                               GALILEO CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                  For the Three Months Ended            For the Year Ended
                                                         September 30,                     September 30,

(Dollars in thousands except per share data)         1998             1997             1998            1997

Net sales                                          $11,766          $ 8,169          $ 44,306        $ 34,117
Cost of sales                                       11,153            5,630            33,012          22,363
                                                   -------          -------          --------        --------

Gross profit                                           613            2,539            11,294          11,754

Engineering expenses                                 1,180            1,438             5,790           5,282
Selling & administrative expenses                    5,212            2,362            15,387           9,230
Provision for (recovery of) uncollectible
    accounts receivable                               (415)               -               569               -
Reduction in carrying value of certain
    long-lived assets                                1,525                -             1,525           2,226
Reorganization costs                                     -                -                 -           6,872
                                                   -------          -------          --------        --------

Total operating expense                              7,502            3,800            23,271          23,610
                                                   -------          -------          --------        --------

Operating loss                                      (6,889)          (1,261)          (11,977)        (11,856)

Interest expense, net                                 (246)               -              (524)              -
Other income, net                                      125              144               162             835
                                                   -------          -------          --------        --------

Loss before provision for income                    (7,010)          (1,117)          (12,339)        (11,021)
Provision for income taxes                             352               10               288             163
                                                   -------          -------          --------        --------

Net loss                                            (7,362)          (1,127)          (12,627)        (11,184)
                                                   =======          =======          ========        ========


Net loss per common and common
   equivalent shares outstanding                   $ (0.91)         $ (0.16)         $  (1.65)       $  (1.63)

Weighted average common and common
   equivalent share outstanding                      8,053            6,864             7,646           6,851

                               GALILEO CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                SEPTEMBER 30,
(Dollars in thousands)                                                       1998           1997

ASSETS

Current assets:
Cash and cash equivalents                                                  $    710        $ 9,546
Accounts receivable, less allowance of $1,265 and $244, respectively          7,952          5,639
Inventories                                                                   8,828          6,614
Other current assets                                                          1,092            187
                                                                           -----------------------
Total current assets                                                         18,582         21,986
Property, plant and equipment, net                                           16,128         15,372
Excess of cost over fair value of assets acquired, net                       19,396          3,873

Other assets, net                                                             1,548          1,496
                                                                           -----------------------
Total assets                                                                 55,654         42,727
                                                                           =======================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities                                   $  8,683        $ 5,669
Notes payable in default                                                     11,846              -
Current portion of notes payable                                              1,458              -
                                                                           -----------------------
Total current liabilities                                                    21,987          5,669

Long-term notes payable and other liabilities                                 1,008            956

Shareholders' equity:
Common stock, $0.01 par value, 36,000,000 shares authorized
     and 8,052,786 and 6,872,205 outstanding, respectively                       81             69
Additional paid-in capital                                                   52,176         42,951
Accumulated comprehensive income                                                (53)             -
Accumulated deficit                                                         (19,545)        (6,918)
                                                                           -----------------------
Total shareholders' equity                                                   32,659         36,102
                                                                           -----------------------
Total liabilities and shareholders' equity                                 $ 55,654        $42,727
                                                                           =======================